    As filed with the Securities and Exchange Commission on December 13, 2001

                                                  Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                         GENERAL GROWTH PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)

 Delaware                                                   42-1283895
 (State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                             110 North Wacker Drive
                             Chicago, Illinois 60606
                                 (312) 960-5000

       (Address, including zip codes and telephone number, including area code, of registrant's principal executive offices)

                               Mr. John Bucksbaum
                             Chief Executive Officer
                         General Growth Properties, Inc.
                             110 North Wacker Drive
                             Chicago, Illinois 60606
                                 (312) 960-5000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 with copies to:

                              Bansari M. Shah, Esq.
                            Neal, Gerber & Eisenberg
                            Two North LaSalle Street
                             Chicago, Illinois 60602
                                 (312) 269-8000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X| Registration No. 333-37247

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------

                    Title of Each Class of                      Proposed Maximum Aggregate                 Amount of
               Securities to be Registered (1)                      Offering Price (2)              Registration Fee (2)(3)
------------------------------------------------------------------------------------------------------------------------------------
Preferred Stock (par value $100 per share), Depositary                  $66,055,000                         $15,788
Shares, Common Stock (par value $.10 per share), Common Stock
Warrants and Debt Securities.................................
------------------------------------------------------------------------------------------------------------------------------------

(1) Securities registered hereunder (the "Securities") may be sold separately, together or as units with other Securities registered hereunder. The Securities registered hereunder also include (i) an indeterminate number of shares of Preferred Stock as may be sold, from time to time, by the registrant, (ii) an indeterminate number of Depositary Shares as may be sold, from time to time, by the registrant, (iii) an indeterminate number of shares of Common Stock as may be sold, from time to time, by the registrant, and an indeterminate number of shares of Common Stock, as shall be issuable upon conversion of Common Stock Warrants or Preferred Stock registered hereunder, (iv) an indeterminate number of Common Stock Warrants, representing rights to purchase Common Stock registered hereunder, and (v) an indeterminate number of Debt Securities.

(2) Estimated in accordance with Rule 457 under the Securities Act of 1933, as amended, solely for the purpose of computing the registration fee.

(3) The Registrant previously paid total registration fees of $303,031 in connection with its Registration Statement on Form S-3 (Registration No. 333-37247) which registered a maximum aggregate offering price of $1,000,000 of an indeterminate number of Securities. Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, this Registration Statement relates to the registration of Securities for an additional maximum aggregate offering price of $66,055,000. Therefore, an additional registration fee of $15,788 is being transmitted herewith.

                                EXPLANATORY NOTE

     This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement hereby incorporates by reference the contents of General Growth Properties, Inc.'s Registration Statement on Form S-3 (Registration No. 333-37247) filed on October 6, 1997 with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on December 13, 2001.

                                 GENERAL GROWTH PROPERTIES, INC.
                                    (Registrant)

                                 By:   /s/  JOHN BUCKSBAUM
                                       -----------------------------------------
                                       John Bucksbaum
                                       Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on December 13, 2001, by the following persons in the capacities indicated:


                  Signature                                            Title
                  ---------                                            -----
     /s/  MATTHEW BUCKSBAUM*                         Chairman of the Board
     ----------------------------------
          Matthew Bucksbaum

     /s/  JOHN BUCKSBAUM                             Chief Executive Officer and Director (Principal Executive
     ----------------------------------              Officer)
          John Bucksbaum

     /s/  ROBERT MICHAELS*                           President and Director
     ----------------------------------
          Robert Michaels

     /s/  BERNARD FREIBAUM                           Executive Vice President and Chief Financial Officer
     ----------------------------------              (Principal Financial and Accounting Officer)
          Bernard Freibaum

     /s/  ANTHONY DOWNS*                             Director
     ----------------------------------
          Anthony Downs

     /s/  MORRIS MARK*                               Director
     ----------------------------------
          Morris Mark

     /s/  BETH STEWART*                              Director
     ----------------------------------
          Beth Stewart

                                                     Director
     ---------------------------------
         Alan Cohen





     */s/  BERNARD FREIBAUM
     ----------------------------------
        Bernard Freibaum
        as attorney-in-fact

     Bernard Freibaum was appointed the lawful attorney-in-fact with power and authority to execute this Registration Statement on behalf of the officers and directors named above pursuant to the power of attorney incorporated into the signature pages at the time of the initial filing of the Registration Statement on Form S-3 (Registration No. 333-37247).

                                  EXHIBIT INDEX

Exhibit Number     Description
--------------     -----------

    * 5.1          Opinion of Neal, Gerber & Eisenberg

    * 23.1         Consent of PricewaterhouseCoopers LLP

    * 23.2 Consent of Neal, Gerber & Eisenberg (included in its opinion filed as Exhibit 5.1)

      24.1 Powers of Attorney (incorporated by reference to the signature page to Registration Statement on Form S-3 (Registration No. 333-37247))



-----------------
* Filed herewith.